EXHIBIT 99.2

Contact:	Jane W. McCahon
Conway Communications
978-443-0160
janewmccahon@earthlink.net

XERIUM TECHNOLOGIES ANNOUNCES QUARTERLY DIVIDEND

YOUNGSVILLE, NC, November 8, 2007 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of clothing and roll covers used primarily in the paper production process, today announced that on November 7, 2007 its Board of Directors declared a dividend of $0.1125 per share of common stock payable on December 17, 2007 to shareholders of record as of the close of business on December 5, 2007.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies Inc. (NYSE: XRM) is a leading global manufacturer and supplier of two types of consumable products used primarily in the production of paper: clothing and roll covers. The company, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 33 manufacturing facilities in 14 countries around the world, Xerium has approximately 3,700 employees.

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